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                             PARTICIPATION AGREEMENT
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                                  BY AND AMONG
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                             <<THIRD AVENUE FUNDS,>>
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                               M.J. WHITMAN, LLC,
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                          THIRD AVENUE MANAGEMENT, LLC,
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                FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
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                                       AND
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                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY,
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                             ON BEHALF OF ITSELF AND
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                              ITS SEPARATE ACCOUNTS
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                                     AND AS
                 UNDERWRITER OF VARIABLE CONTRACTS AND POLICIES

                                TABLE OF CONTENTS


Description
                                                                          Page
Section 1.  Available Funds..................................................3

         1.1      Availability                                               3
         ----     ------------
         1.2      Addition, Deletion or Modification of Funds                4
         ----     -------------------------------------------
         1.3      No Sales to the General Public                             4
         ---      ------------------------------
Section 2.  Processing Transactions..........................................4

         2.1      Timely Pricing and Orders                                  4
         ---      -------------------------
         2.2      Timely Payments                                            4
         ---      ---------------
         2.3      Applicable Price                                           5
         ---      ----------------
         2.4      Dividends and Distributions                                5
         ---      ---------------------------
         2.5      Book Entry                                                 6
         ---      ----------
Section 3.  Costs and Expenses...............................................6

         3.1      General                                                    6
         ---      -------
         3.2      Parties To Cooperate                                       6
         ---      --------------------
Section 4.  Legal Compliance.................................................6

         4.1      Tax Laws                                                   6
         ---      --------
         4.2      Insurance and Certain Other Laws                           8
         ---      --------------------------------
         4.3      Securities Laws                                            8
         ---      ---------------
         4.4      Notice of Certain Proceedings and Other Circumstances      9
         ---      -----------------------------------------------------
         4.5      G-WL&A To Provide Documents; Information About Fund       10
         ---      ---------------------------------------------------
         4.6      Fund To Provide Documents; Information About G-WL&A       11
         ---      ---------------------------------------------------
Section 5.  Mixed and Shared Funding........................................12

         5.1      General                                                   12
         ---      -------
         5.2      Disinterested Trustees                                    12
         ---      ----------------------
         5.3      Monitoring for Material Irreconcilable Conflicts          13
         ---      ------------------------------------------------
         5.4      Conflict Remedies                                         13
         ---      -----------------
         5.5      Notice to the Insurance Parties                           14
         ---      -------------------------------
         5.6      Information Requested by Board                            15
         ---      ------------------------------
         5.7      Compliance with SEC Rules                                 15
         ---      -------------------------
         5.8      Other Requirements                                        15
         ---      ------------------
Section 6.  Termination.....................................................15

         6.1      Events of Termination                                     15
         ---      ---------------------
         6.2      Notice Requirement for Termination                        16
         ---      ----------------------------------
         6.3      Funds To Remain Available                                 17
         ---      -------------------------
         6.4      Survival of Warranties and Indemnifications               17
         ---      -------------------------------------------
         6.5      Continuance of Agreement for Certain Purposes             17
         ---      ---------------------------------------------
Section 7.  Parties To Cooperate Respecting Termination.....................17

Section 8.  Assignment......................................................18

Section 9.  Notices.........................................................18

Section 10.  Voting Procedures..............................................18

Section 11.  Foreign Tax Credits............................................19

Section 12.  Indemnification................................................19

         12.1     Of Fund and Distributor by the Insurance Parties          19
         ----     ------------------------------------------------
         12.2     Of the Insurance Parties by Fund and Distributor          21
         ----     ------------------------------------------------
         12.3     Effect of Notice                                          23
         ----     ----------------
         12.4     Successors                                                23
         ----     ----------
Section 13.  Applicable Law.................................................24
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         13.1 Fund, Distributor, and G-WL&A                                 24
         ----------------------------------
         13.2 Fund, Distributor, and First G-WL&A                           24
         ----------------------------------------
Section 14.  Execution in Counterparts......................................24
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Section 15.  Severability...................................................24
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Section 16.  Rights Cumulative..............................................24
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Section 17.  Headings.......................................................24
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Section 18.  Confidentiality................................................24
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Section 19.  Trademarks and Fund Names......................................25
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Section 20.  Parties to Cooperate...........................................25
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Section 21.  Amendments; Need For...........................................25
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Section 22.  Force Majeure..................................................25
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SCHEDULE A..................................................................28
         FUNDS AVAILABLE UNDER THE CONTRACTS                                28

SCHEDULE  B.................................................................29
         PRICING ERROR POLICY                                               29

SCHEDULE  C.................................................................30
         EXPENSE ALLOCATIONS                                                30

SCHEDULE  D.................................................................31
         ADMINISTRATIVE SERVICES                                            31

                             PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into as of the ___ day of February, 2006 ("Agreement"), by and among THIRD AVENUE FUNDS [CONFIRM LEGAL NAME], a [STATE AND TYPE OF ENTITY] (the "Fund" or "Funds"), THIRD AVENUE MANAGEMENT, LLC, a New York limited liability company (the "Adviser"), M.J. WHITMAN, LLC. [CONFIRM LEGAL NAME OF DISTRIBUTOR] a [STATE AND TYPE OF ENTITY] (the "Distributor"), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("First G-WL&A"), a New York life insurance company, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company ("G-WL&A"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the Parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and as the principal underwriter of the Contracts ("Underwriter") (for purposes of this Agreement, G-WL&A and First G-WL&A may be referenced together as the "Insurance Parties"), (collectively with Fund and Distributor the "Parties").


                                WITNESSETH THAT:

         WHEREAS, Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, Advisor is the registered investment advisor for the Funds, as that term is defined under the Investment Advisors Act of 1940, as amended, and;

         WHEREAS, the Distributor is duly registered as a broker-dealer and distributor for the Funds under the Securities Exchange Act of 1934, as amended, and a member in good standing of the NASD, and;

         WHEREAS, Fund currently consists of [x number] separate series ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

         WHEREAS, Fund or its Distributor will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "Fund" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, the Insurance Parties will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS, the Insurance Parties have registered the Accounts as a unit investment trust under the 1940 Act and has registered (or will register prior to sale) the securities deemed to be issued by the Account under the 1933 Act to the extent required; and

         WHEREAS, the Insurance Parties will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, G-WL&A or First G-WL&A, as the case may be, will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Parties intend to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS, the Insurance Parties intend to utilize their NSCC member broker/dealer affiliate, GWFS Equities, Inc., ("GWFS") to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Account, and GWFS, alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Account in order to recognize certain organizational economies; and

         WHEREAS, the Insurance Parties will perform certain services for the Funds in connection with the Contracts as set forth in Schedule D.

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:



                           Section 1. Available Funds

1.1      Availability

         Fund will make Shares of each Fund available to the Insurance Parties for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Fund (the "Board") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies.

1.2      Addition, Deletion or Modification of Funds

         The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, Fund, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.3      No Sales to the General Public

         Fund represents and warrants that no Shares of any Fund have been or will be sold to the general public.

                       Section 2. Processing Transactions

2.1      Timely Pricing and Orders

         (a) Fund or its designated agent Distributor will use its best efforts to provide the Insurance Parties with the net asset value per Share for each Fund by 5:00 p.m. Mountain Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) Fund calculates the Fund's net asset value, and (iii) the Insurance Parties are open for business.

         (b) The Insurance Parties will use the data provided by Fund each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Insurance Parties will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with Fund by 9:00 a.m. Mountain Time the following Business Day; provided, however, that Fund shall provide additional time to the Insurance Parties in the event that Fund is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that Fund takes to make the net asset values available to the Insurance Parties.

         (c) With respect to payment of the purchase price by the Insurance Parties and of redemption proceeds by Fund, the Insurance Parties and Fund shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

         (d) If Fund provides materially incorrect Share net asset value information (as determined under SEC guidelines), the Insurance Parties shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to the Insurance Parties. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein (except that for any money market fund, materiality shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act).

2.2      Timely Payments

         The Insurance Parties or its affiliate GWFS will wire payment for net purchases to a custodial account designated by Fund by 2:00 p.m. Mountain Time on the same day as the order for Shares is placed, to the extent practicable. Fund will wire payment for net redemptions to an account designated by the Insurance Parties by 2:00 p.m. Mountain Time on the same day as the Order is placed, to the extent practicable, but in any event within the time period to enable the Insurance Parties to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3      Applicable Price

         (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that the Insurance Parties receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by Fund or its designated agent of the orders. For purposes of this Section 2.3(a), the Insurance Parties shall be the designated agent of Fund for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by Fund; provided that Fund receives notice of such orders by 9:00 a.m. Mountain Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

         (b) All other Share purchases and redemptions by the Insurance Parties will be effected at the net asset values of the appropriate Funds next computed after receipt by Fund or its designated agent of the order therefor, and such orders will be irrevocable.

         (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of the Insurance Parties under the circumstances described therein, the Insurance Parties and their designated affiliate agree to cooperate with the Fund and Distributor to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or Distributor determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law and the Funds' then current prospectus.

2.4      Dividends and Distributions

         Fund will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to the Insurance Parties of any income dividends or capital gain distributions payable on the Shares of any Fund. The Insurance Parties hereby elect to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values unless the Insurance Parties otherwise notify Fund in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. The Insurance Parties reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

2.5      Book Entry

         Issuance and transfer of Fund Shares will be by book entry only. Stock certificates will not be issued to the Insurance Parties. Shares ordered from Fund will be recorded in an appropriate title for G-WL&A or First G-WL&A, as the case may be, on behalf of its Account.

                          Section 3. Costs and Expenses

3.1      General

         Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

3.2      Parties To Cooperate

         Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of Fund and the Accounts.

                           Section 4. Legal Compliance

4.1      Tax Laws

         (a) Fund represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. Fund will notify the Insurance Parties immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) Fund represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. Fund will notify the Insurance Parties immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

         (c) Notwithstanding any other provision of this Agreement, but without limiting the ability of Fund and/or Distributor to assume the defense of any action pursuant to Section 12.2(d) hereof, the Insurance Parties agree that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of G-WL&A or First G-WL&A, to their respective knowledge, of any Participants, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or the Insurance Parties otherwise becomes aware of any facts that could give rise to any claim against Fund or its affiliates as a result of such a failure or alleged failure:

               (i) The Insurance Parties shall promptly notify Fund of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

               (ii) The  Insurance  Parties shall consult with Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

               (iii) The Insurance Parties shall use all commercially reasonable efforts to minimize any liability of Fund or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

               (iv) The Insurance  Parties shall permit Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, with any Participant or with any other claimant regarding any claims that could give rise to liability to Fund or its affiliates as a result of such a failure or alleged failure; provided, however, that the Insurance Parties will retain control of the conduct of such conferences, discussions, proceedings, contests or appeals;

               (v) any written materials to be submitted by the Insurance Parties to the IRS, to any Participant or to any other claimant in connection with any of the foregoing proceedings or contests that would affect Distributor, its affiliates and/or Fund and/or Fund's shareholders, (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by the Insurance Parties, as the case may be, to Fund (together with any supporting information or analysis), subject to the confidentiality provisions of
                    Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by the Insurance Parties, as the case may be, to any such person without the express written consent of Fund which shall not be unreasonably withheld;

               (vi) The Insurance  Parties shall provide Fund or its  affiliates and their accounting and legal advisors with such cooperation as Fund shall reasonably request (including, without limitation, by permitting Fund and its accounting and legal advisors to review the relevant books and records of the Insurance Parties) in order to facilitate review by Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against it arising from such a failure or alleged failure;

         (d) The Insurance Parties represent and warrant that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; the Insurance Parties will notify Fund immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (e) The Insurance Parties represent and warrant that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Insurance Parties will use its best efforts to continue to meet such definitional requirements, and it will notify Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2      Insurance and Certain Other Laws

         (a) Fund will use its best efforts to comply with any applicable state insurance laws or regulations, which efforts shall include, without limitation, the furnishing of information that is not otherwise available to the Insurance Parties and that is required by state insurance law to enable the Insurance Parties to obtain the authority needed to issue the Contracts in any applicable state.

         (b) G-WL&A represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Colorado and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, and (ii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) First G-WL&A represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, and (ii) the Contracts comply in all material respects with all other applicable federal and New York state laws and regulations.

         (d) Fund represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of [] and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) Distributor represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of [] and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3      Securities Laws

         (a) The Insurance Parties represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of the Insurance Parties' state(s) of organization and domicile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) the Insurance Parties will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as "Account Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) Fund represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) Fund will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) Fund's Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as "Fund Prospectus"), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) Fund will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by Fund.

         (d) Fund and Distributor represent and warrant that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

4.4      Notice of Certain Proceedings and Other Circumstances

         (a) Fund or Distributor will immediately notify the Insurance Parties of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to Fund's registration statement under the 1933 Act or Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus that may affect the offering of Shares of a Fund, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Fund's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Insurance Parties. Fund and Distributor will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) The Insurance Parties or its designated underwriter affiliate will immediately notify Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of Fund, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Insurance Parties and its designated underwriter affiliate will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5      G-WL&A To Provide Documents; Information About Fund

         (a) The Insurance Parties will provide to Fund or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) The Insurance Parties will provide to Fund or their designated agent(s) at least one (1) complete copy of each piece of sales literature or other promotional material in which Fund, or any of their affiliates are named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Fund, or their designated agent(s) object to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Fund hereby designates Distributor as the entity to receive such sales literature, until such time as Fund appoints another designated agent by giving notice to the Insurance Parties in the manner required by Section 9 hereof.

         (c) Neither the Insurance Parties nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning Fund or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the Fund Prospectus contained therein, relating to Shares, as such registration statement and Fund Prospectus may be amended from time to time; or (ii) in reports or proxy materials for Fund; or (iii) in published reports for Fund that are in the public domain and approved by Fund for distribution; or (iv) in sales literature or other promotional material approved by Fund, except with the express written permission of Fund.

         (d) The Insurance Parties shall adopt and implement procedures reasonably designed to ensure that information concerning Fund and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither the Insurance Parties, Fund, nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940 Act.

4.6      Fund and Distributor To Provide Documents; Information About G-WL&A

         (a) Fund and Distributor will provide to the Insurance Parties at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         (b) Fund and Distributor will provide to the Insurance Parties a camera ready copy of all Fund prospectuses and printed copies, in an amount specified by the Insurance Parties, of Fund statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. Fund will provide such copies to the Insurance Parties in a timely manner so as to enable the Insurance Parties to print and distribute such materials to be furnished to Participants within the time required by law.

         (c) Fund and Distributor will provide to the Insurance Parties or its designated agent(s) at least one (1) complete copy of each piece of sales literature or other promotional material in which G-WL&A, First G-WL&A, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Insurance Parties or their designated agent(s) objects to such use within five
(5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. G-WL&A shall receive all such sales literature until such time as it appoints a designated agent by giving notice to Fund in the manner required by Section 9 hereof.

         (d) Neither Adviser, Distributor, Fund nor any of their affiliates will give any information or make any representations or statements on behalf of or concerning the Insurance Parties, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by G-WL&A or First G-WL&A, as the case may be, for distribution; or (iii) in sales literature or other promotional material approved by the Insurance Parties or their affiliates, except with the express written permission of the Insurance Parties.

         (e) Fund shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning the Insurance Parties and their respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither G-WL&A, First G-WL&A, nor any of their respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940 Act.

                       Section 5. Mixed and Shared Funding

5.1      General

         The SEC has granted an order to Fund exempting it from certain provisions of the 1940 Act and rules thereunder so that Fund's Funds may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with the Insurance Parties, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to the exemptive order granted to Fund. Fund hereby notifies the Insurance Parties that, in the event that Fund implements Mixed and Shared Funding, it may be appropriate to include in the prospectus, pursuant to which a Contract is offered, disclosure regarding the potential risks of Mixed and Shared Funding.

5.2      Disinterested Trustees

         Fund agrees that its Board shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of Fund within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies or (c) for such longer period as the SEC may prescribe by order upon application.

5.3      Monitoring for Material Irreconcilable Conflicts

         Fund agrees that its Board will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing Fund ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in Fund ("Participating Plans"). The Insurance Parties agree to inform the Board of Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a) an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Fund are being managed;

         (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

         (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

         (g) a decision by a Participating Plan to disregard the voting instructions of Plan Participants.

         Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, the Insurance Parties will assist the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by the Insurance Parties to disregard voting instructions of Participants. The Insurance Parties' responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

5.4      Conflict Remedies

         (a) It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, the Insurance Parties will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i) withdrawing the assets allocable to some or all of the Accounts from Fund or any Fund and reinvesting such assets in a different investment medium, including another Fund of Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and
                  (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

         (b) If the material irreconcilable conflict arises because of the Insurance Parties' decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Parties may be required to withdraw each Account's investment in Fund or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after Fund gives notice to the Insurance Parties that this provision is being implemented, and until such withdrawal Fund shall continue to accept and implement orders by the Insurance Parties for the purchase and redemption of Shares of Fund.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Parties conflicts with the majority of other state regulators, then the Insurance Parties may withdraw each Account's investment in Fund within six (6) months after Fund's Board informs the Insurance Parties that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Fund shall continue to accept and implement orders by the Insurance Parties for the purchase and redemption of Shares of Fund. No charge or penalty will be imposed as a result of such withdrawal.

         (d) The Insurance Parties agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will Fund or any of its affiliates be required to establish a new funding medium for any Contracts. The Insurance Parties will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5      Notice to the Insurance Parties

         Fund will promptly make known in writing to the Insurance Parties the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6      Information Requested by Board

         The Insurance Parties and Fund (or its investment adviser) will at least annually submit to the Board of Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7      Compliance with SEC Rules

         If, at any time during which Fund is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, Fund agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

5.8      Other Requirements

         Fund will require that each Participating Insurance Company and Participating Plan enter into an agreement with Fund that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             Section 6. Termination

6.1      Events of Termination

         Subject to Section 6.4 below, this Agreement will terminate as to a
Fund:

         (a) at the option of any Party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other Parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the Parties; or

         (b) at the option of Fund upon institution of formal proceedings against First G-WL&A, G-WL&A, or their respective affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding their respective obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated AND only with respect to proceedings against either First G-WL&A or G-WL&A or

         (c) at the option of the Insurance Parties upon institution of formal proceedings against Fund, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding Fund's obligations under this Agreement or related to the operation or management of Fund or the purchase of Fund Shares, if, in each case, the Insurance Parties reasonably determine that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on First G-WL&A. G-WL&A, their respective affiliates, officers or directors, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

         (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by First G-WL&A or G-WL&A; or

         (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

         (f) at the option of the Insurance Parties if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if the Insurance Parties reasonably believes that the Fund may fail to so qualify; or

         (g) at the option of the Insurance Parties if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if the Insurance Parties reasonably believes that the Fund may fail to so comply; or

         (h) at the option of Fund if the Contracts issued by G-WL&A or First G-WL&A cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

         (i) upon another Party's material breach of any provision of this Agreement with such breach not cured within thirty (30) days of the non-breaching Party's written notice to the Party allegedly at breach.

6.2      Notice Requirement for Termination

         No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Parties to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

         (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

         (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

         (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(e), 6.1(f), 6.1(g) or 6.1(h) hereof, such prior written notice shall be given as soon as possible within forty-eight (48) hours after the terminating Party learns of the event causing termination to be required.

6.3      Funds To Remain Available

         Notwithstanding any termination of this Agreement by the Insurance Parties, Fund or Distributor will, at the option of the Insurance Parties, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless Fund or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

6.4      Survival of Warranties and Indemnifications

         All warranties and indemnifications will survive the termination of this Agreement.

6.5      Continuance of Agreement for Certain Purposes

         If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g) or 6.1(h)
hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that the Insurance Parties may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(e), 6.1(f), 6.1(g) or 6.1(h).

             Section 7. Parties To Cooperate Respecting Termination

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                              Section 8. Assignment

         This Agreement may not be assigned by any Party, except with the written consent of each other Party. For purposes of this Agreement, the designation of an affiliate of a Party to perform some, or all, the duties and obligations hereto shall not be construed as an assignment. An affiliate is that entity which is controlled, either directly or indirectly by a Party and shall include any entity that conforms to such definition as of the effective date of the Agreement as well as any entity that conforms to the definition anytime thereafter.

                               Section 9. Notices

         Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                  Third Avenue Funds
                  <<address information>>

                  J.W. Whitman, LLC <<address information>>

                  Third Avenue Management, LLC
                  <<address information>>

                  GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
                  8515 East Orchard Road
                  Greenwood Village, Colorado 80111
                  Attn:  Vice President, Institutional Insurance
                  cc:  Beverly A. Byrne, V.P. Counsel and Associate Secretary

                  FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
                  50 Main Street, 9th Floor White Plains, NY 10606 With a copy to:
                  Beverly A. Byrne, V.P. Counsel and Associate Secretary
                  8515 East Orchard Road
                  Greenwood Village, Colorado 80111

                          Section 10. Voting Procedures

         Subject to the cost allocation procedures set forth in Section 3 hereof, the Insurance Parties will distribute all proxy material furnished by Fund to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. The Insurance Parties will vote Shares in accordance with timely instructions received from Participants. The Insurance Parties will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Participants. Neither the Insurance Parties nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. The Insurance Parties reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. The Insurance Parties shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by Fund. Fund will notify the Insurance Parties of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, Fund either will provide for annual meetings (except insofar as the SEC may interpret
Section 16 of the 1940 Act not to require such meetings) or will comply with
Section 16(c) of the 1940 Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         Section 11. Foreign Tax Credits

         Fund agrees to consult in advance with the Insurance Parties concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           Section 12. Indemnification

12.1     Of Adviser, Fund, and Distributor by the Insurance Parties

         (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, G-WL&A and First G-WL&A separately and individually agree to indemnify and hold harmless Adviser, Fund, Distributor, their affiliates, and each person, if any, who controls Adviser, Fund, Distributor, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of First G-WL&A or G-WL&A, as the case may be, or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to First G-WL&A or G-WL&A or its designated affiliate, as the case may be, by or on behalf of Fund or Distributor for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of First G-WL&A or G-WL&A or their respective affiliates (as the case may be) and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of First G-WL&A or G-WL&A or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member," as that term is defined in paragraph (q) of Article I of the NASD's By-Laws), as the case may be, in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to Fund, Distributor or their affiliates by or on behalf of First G-WL&A or G-WL&A or their respective affiliates, as the case may be, for use in Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of Fund, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by First G-WL&A or G-WL&A, as the cse may be, to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by First G-WL&A or G-WL&A or its designated affiliates, as the case may be, in this Agreement or arise out of or result from any other material breach of this Agreement by First G-WL&A or G-WL&A or its designated affiliates, as the case may be; or

          (v) arise as a result of failure by the Contracts issued by First G-WL&A or G-WL&A, as the case may be, to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

         (b) Neither First G-WL&A or G-WL&A nor its designated affiliates shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to Fund or Distributor.

         (c) Neither First G-WL&A or G-WL&A nor its designated affiliates shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless Fund or Distributor shall have notified First G-WL&A or G-WL&A and its designated affiliates, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, First G-WL&A or G-WL&A and its designated affiliates, as the case may be, shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from First G-WL&A or G-WL&A or its designated affiliates as the case may be, to such Indemnified Party of First G-WL&A's or G-WL&A's or its designated affiliates', as the case may be, election to assume the defense thereof, the Indemnified Party will cooperate fully with First G-WL&A or G-WL&A and its designated affiliates, as the case may be, and shall bear the fees and expenses of any additional counsel retained by it, and neither First G-WL&A nor G-WL&A nor its designated affiliates will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (d) The Parties agree that the foregoing indemnification by G-WL&A and First G-WL&A are several and the indemnification of G-WL&A shall not apply to any acts or omissions of First G-WL&A and vice versa. For certainty, nothing in this Section 12.1 shall be construed as obligating the Insurance Parties to provide joint indemnification on behalf of Fund or Distributor; Fund or Distributor or their affiliates, as the case may be, shall look separately to either G-WL&A or First G-WL&A, or their respective affiliate, with regard to the separate and several indemnifications as provided herein.

12.2     Of the Insurance Parties by Adviser, Fund, and Distributor

         (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, Adviser, Fund, and Distributor agree to indemnify and hold harmless the Insurance Parties and their respective affiliates, and each person, if any, who controls the Insurance Parties or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser, Fund and/or Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Fund's 1933 Act registration statement, Fund Prospectus or sales literature or advertising of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund or its affiliates by or on behalf of the Insurance Parties, or their respective affiliates for use in Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the
               Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fund, Distributor or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of Fund, Distributor or their affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws), in connection with the sale or distribution of Fund Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Parties or their respective affiliates by or on behalf of Fund or Distributor for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by Fund in this Agreement or arise out of or result from any other material breach of this Agreement by Fund.

         (b) Adviser, Fund, and Distributor agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of Fund and/or Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against the Insurance Parties pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by the Insurance Parties of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that the Insurance Parties reasonably deem necessary or appropriate as a result of the noncompliance.

         (c) Neither Adviser, Fund, nor Distributor shall be liable under this
Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to the Insurance Parties, each Account or Participants.

         (d) Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Adviser, Fund and/or Distributor will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser, Fund, and/or Distributor to such Indemnified Party of Fund's or Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser, Fund, and/or Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Adviser, Fund and/or Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

         (e) In no event shall Adviser, Fund, or Distributor be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Insurance Parties or their designated affiliates hereunder, warranties and covenants; (ii) the failure by the Insurance Parties to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Insurance Parties to maintain their variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

12.3     Effect of Notice

         Any notice given by the indemnifying Party to an Indemnified Party referred to herein will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4     Successors

         This Agreement shall binding on, and inure to the benefit of, any successor to the Parties hereto, including without limitation any succession as a matter of law. A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                           Section 13. Applicable Law

13.1 Adviser, Fund, Distributor, and G-WL&A

         With respect to the obligations between Adviser, Fund, Distributor, and G-WL&A, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Colorado law, without regard for that state's principles of conflict of laws.

13.2 Adviser, Fund, Distributor, and First G-WL&A

         With respect to the obligations between Adviser, Fund, Distributor, and First G-WL&A, this Agreement will be construed and the provisions hereof interpreted under and in accordance with New York state law, without regard for that state's principles of conflict of laws.


                      Section 14. Execution in Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 15. Severability

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 16. Rights Cumulative

         The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              Section 17. Headings

         The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           Section 18. Confidentiality

         Fund and Distributor acknowledge that the identities of the customers of the Insurance Parties or any of their affiliates (collectively, the "G-WL&A Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the G-WL&A Protected Parties or any of their employees or agents in connection with the Insurance Parties' performance of its duties under this Agreement are the valuable property of the G-WL&A Protected Parties. Fund and Distributor agree that if it comes into possession of any list or compilation of the identities of or other information about the G-WL&A Protected Parties' customers, or any other information or property of the G-WL&A Protected Parties, other than such information as may be independently developed or compiled by Fund and Distributor from information supplied to it by the G-WL&A Protected Parties' customers who also maintain accounts separate from those Accounts registered by the Insurance Parties directly with Fund or Distributor, then Fund and Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Insurance Parties' prior written consent; or
(b) as required by law or judicial process. The Insurance Parties acknowledge that the identities of the customers of Fund and Distributor or any of its affiliates (collectively, the "Protected Parties" for purposes of this Section
18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Protected Parties or any of their employees or agents in connection with Fund or Distributor's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Insurance Parties agree that if it comes into possession of any list or compilation of the identities of or other information about the Protected Parties' customers or any other information or property of the Protected Parties, other than such information as may be independently developed or compiled by the Insurance Parties from information supplied to it by the Protected Parties' customers who also maintain accounts directly with the Insurance Parties, the Insurance Parties will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Fund or Distributor's, as the case may be, prior written consent; or (b) as required by law or judicial process. Each Party acknowledges that any breach of the agreements in this
Section 18 would result in immediate and irreparable harm to the other Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                      Section 19. Trademarks and Fund Names

         Except as may otherwise be provided in a separate agreement among the Parties, no Party nor its designated affiliates or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of the other Party or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without that respective Party' prior written consent, the granting of which shall be at that Party's sole option.

                        Section 20. Parties to Cooperate

         Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                        Section 21. Amendments; Need For

         No provision of this Agreement may be amended or modified in any manner except by mutual written agreement executed by all Parties hereto. The Parties shall, from time to time, review this Agreement to determine the extent to which an amendment thereto may be necessary or appropriate to reflect changes in applicable law or regulation, and shall cooperate in implementing any such amendment in a timely manner, it being understood and agreed to that no such amendment shall take effect except upon mutual written agreement of all Parties as stated above.
                            Section 22. Force Majeure

         Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

THIRD AVENUE FUNDS [CHECK LEGAL NAME]


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------


THIRD AVENUE MANAGEMENT, LLC [CHECK LEGAL NAME]


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------


J.W. WHITMAN, LLC [CHECK LEGAL NAME


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By:
     ---------------------------------------

Name:
       -------------------------------------

Title:
        ------------------------------------

                                   SCHEDULE A

                       FUNDS AVAILABLE UNDER THE CONTRACTS


NAME OF FUND              SHARE CLASS                       FEES, IF APPLICABLE
Third Avenue Value        Variable Insurance Trust Shares


SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS                                           FORM NUMBERS

Great-West Life & Annuity Insurance Company

Variable Annuity Contract Signature                 GROUP:  J444MMF and J444SA
                                                    INDIVIDUAL:  J444INDMMF and
                                                                 J444INDSA

Variable Annuity Contract Select                    INDIVIDUAL:  J434

First Great-West Life & Annuity Insurance Company

                                   SCHEDULE B

                              PRICING ERROR POLICY

Determination of Materiality

In the event that there is an error in the calculation of the Fund's net asset value, the following will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

          a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, Fund or Distributor will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

          b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then Fund or Distributor will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or the Insurance Parties, as appropriate, such as in the event that the error was not discovered until after the Insurance Parties processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. In no event shall the Insurance Parties be liable to Participants for any such adjustments or underpayment amounts unless the error is due to the Insurance Parties' own willful misfeasance, bad faith, or gross negligence. A pricing error within categories (a) or (b) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, Distributor or Fund shall reimburse the Insurance Parties for the Insurance Parties' reasonable reprocessing costs.

                                   SCHEDULE C

                               EXPENSE ALLOCATIONS

======================================= =======================================

      The Insurance Parties                       Fund/Distributor

--------------------------------------- ---------------------------------------
--------------------------------------- ---------------------------------------

Preparing and filing the Account's       Preparing and filing the Fund's
registration statement                   registration statement
--------------------------------------- ---------------------------------------
--------------------------------------- ---------------------------------------

text composition for Account             text composition for Fund prospectuses
prospectuses and supplements             and supplements
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

text alterations of prospectuses         text alterations of prospectuses (Fund)
(Account) and supplements (Account)      and supplements (Fund)
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

printing Account and Fund prospectuses   a camera ready Fund prospectus
and supplements
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

text composition and printing Account    text composition and printing Fund SAIs
SAIs
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

mailing and distributing Account         mailing and distributing Fund SAIs to
SAIs to policy owners upon request by    policy owners upon request by policy
policy owners                            owners
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

mailing and distributing prospectuses    mailing and distributing prospectuses
(Account) and supplements (Account) to   (Fund) and supplements (Fund) to
policy owners of record as required      Contract owners of record as required
by Federal Securities Laws and to        by Federal Securities Laws, as
prospective purchasers                   periodically supplemented by the
                                         Fund, and to prospective purchasers
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

text composition (Account), printing,     text composition of annual and
mailing, and distributing annual and      semi-annual reports (Fund)
semi-annual reports for Account (Fund
and Account as, applicable)
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------

text composition, printing, mailing,     text composition, printing, mailing,
distributing, and tabulation of proxy    distributing and tabulation of proxy
statements and voting instruction        statements and voting instruction
solicitation materials to policy owners  solicitation materials to policy owners
with respect to proxies related to the   with respect to proxies related
Account                                  to the Fund

---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

If required by the Insurance Parties:    If required by Fund or Distributor:
preparation, printing and distributing   preparation, printing and distributing
sales material and advertising relating sales material and advertising relating the Accounts, insofar as such materials to the Funds, insofar as such materials relate to the Contracts and filing such relate to the Contracts and filing such
materials with and obtaining approval    materials with and obtaining approval
from, the SEC, the NASD, any state       from, the SEC, the NASD, any state
insurance regulatory authority, and any insurance regulatory authority, and any other appropriate regulatory authority, other appropriate regulatory authority,
to the extent required                   to the extent required
======================================== ======================================

                                   SCHEDULE D

                             ADMINISTRATIVE SERVICES

To be performed by the Insurance Parties

The Insurance Parties will provide the properly registered and licensed personnel and systems needed for all customer servicing and support for both Fund and Contract information and questions including the following:

o respond to Contractowner inquiries
o mail Contract prospectuses
o entry of initial and subsequent orders
o transfer of cash to First G-WL&A, G-WL&A, and/or Fund as the case may be
o explanations of Designated Portfolio objectives and characteristics
o entry of transfers between Unaffiliated Funds, including the Designated Portfolios
o Contract balance and allocation inquiries
o communicate all purchase, withdrawal, and exchange orders received from Contractowners to First G-WL&A or G-WL&A which will transmit orders to Funds
o train call center representatives to explain Fund objectives, Morningstar categories, Fund selection data and differences between publicly traded funds and the Funds
o provide performance data and Fund prices
o shareholder services including researching trades, resolving trade disputes, etc.
o coordinate the writing, printing and distribution of semi-annual and annual reports to Contract owners investing in the Designated Portfolios
o create and update Designated Portfolio profiles and other shareholder communications
o establish scheduled account rebalances
o Web trading and account servicing
o touch-tone telephone trading and account servicing
o establish dollar cost averaging
o establish automatic payment procedures (i.e., monthly automatic bank draft purchases)
o communications to Contractowners related to product changes, including but not limited to changes in the available Designated Portfolios